UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

XO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 25th Floor, New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Committee of the Board of Directors

On August 2, 2013, the Board of Directors (the “Board”) of XO Group Inc. (the “Company”), acting pursuant to authority granted by the Company’s Amended and Restated By-Laws, approved the formation of an Executive Committee of the Board. The Board appointed Ira Carlin (chairperson), Michael Zeisser and David Liu as members of the Executive Committee. The Executive Committee shall exercise such powers and authority as shall be assigned thereto from time to time by resolution of the Board or a committee thereof, to the extent permitted by law.

The Board approved the payment of a fee to each non-employee director serving as a member of the Executive Committee in the amount of $1,500 per committee meeting attended in person and $1,000 per committee meeting attended by telephone or other electronic means. The Board also approved the payment of an annual retainer to the chairperson of the Executive Committee in the amount of $5,000.

International Assignment Allowance and Tax Equalization Policy

In recognition of the international nature of the Company’s business, the Company has adopted an International Assignment Allowance and Tax Equalization Policy (the “Policy”) for the benefit of designated employees, including executive officers, who are expected to work on a temporary basis outside of their home countries. The Policy was approved by the Compensation Committee of the Board on August 3, 2013. The Policy is designed to ensure that while working abroad, a participating employee can maintain the purchasing power similar to what the employee has in the home country, and is kept in a “tax neutral” position relative to the total compensation the employee would have received in the home country absent the work abroad. While covered under the Policy, the participating employee may receive certain items of allowances and/or reimbursements as determined by the Company.

In connection with the time expected to be spent working in the People’s Republic of China during 2013 by David Liu, Chief Executive Officer, and Carley Roney, Chief Content Officer, the Compensation Committee of the Board designated each of them as eligible to participate in the Policy. The Compensation Committee approved expense reimbursements and tax equalization under the Policy not to exceed $200,000 for Mr. Liu and Ms. Roney together (combined because they are married).

Item 8.01. Other Events.

The information contained in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC. (Registrant)

Date: August 8, 2013	By:	/s/ JEREMY LECHTZIN
Jeremy Lechtzin
Executive Vice President, General Counsel and Secretary